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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Epimmune Inc. for the registration of 400,000 additional shares of common stock pertaining to the 2000 Stock Plan, as amended, of our report dated February 21, 2003, with respect to the consolidated financial statements of Epimmune Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP



San Diego, California
July 28, 2002